                                                                  EXHIBIT 3.3(a)

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                             ENCORE OPERATING, L.P.

The undersigned General Partner, desiring to form a limited partnership (the "Partnership"), pursuant to Section 2.01 of the Texas Revised Limited Partnership Act (the "Act"), hereby duly executes this Certificate of Limited Partnership, to be effective as of the date of filing with the Secretary of State.

1.    The name of the Partnership is Encore Operating, L.P.

2. The address of the registered office of the Partnership is 201 Main Street, Suite 1455, Fort Worth, Texas, 76102, and the name of the registered agent whose business office address will be the same as the registered office address is Bruce B. Selkirk, III.

3. The address of the principal office of the Partnership in the United States where its partnership records are to be kept or made available under
Section 1.07 of the Act is 201 Main Street, Suite 1455, Fort Worth, Texas,
76102.

4. The name, the mailing address, and the street address of the business or residence of each general partner of the Partnership is as follows:

                                                    MAILING ADDRESS
             NAME                                 AND STREET ADDRESS
             ----                                 ------------------
       EAP Operating, Inc.,                   201 Main Street, Suite 1455
       a Delaware corporation                 Fort Worth, Texas  76102

SIGNED on this the 2 day of March, 1999.

                                              GENERAL PARTNER

                                              EAP OPERATING, INC.,
                                              a Delaware corporation

                                              By: /s/  Bruce B. Selkirk, III
                                                  --------------------------
                                                       Bruce B. Selkirk, III,
                                                       Executive Vice President